CONTACT: Investor Relations (214) 792-4415

SOUTHWEST AIRLINES REPORTS 3Q GAAP EPS OF $.06 PER SHARE;
NON-GAAP EPS OF $.19 PER SHARE

DALLAS, TEXAS - October 19, 2006 - Southwest Airlines (NYSE:LUV) today reported third quarter 2006 net income of $48 million, or $.06 per diluted share, compared to $210 million for third quarter 2005, or $.26 per diluted share. Excluding unrealized gains/losses primarily relating to future periods associated with Statement of Financial Accounting Standard (SFAS) 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, net income for third quarter 2006 was $154 million, or $.19 per share, flat with third quarter 2005's performance. (Refer to accompanying Reconciliation of Reported Amounts to Non-GAAP Items). These results compared to First Call’s mean estimate of $.20 per diluted share for third quarter 2006.
    Gary C. Kelly, CEO, stated: “Our third quarter 2006 results were solid given the dramatic rise in energy costs since last year. Our third quarter revenues were significantly impacted by the London terrorist threat in August, the increased security procedures put into effect by the Transportation Security Administration (TSA) as a consequence thereof, and an overall softening in demand for air travel. We estimate more than a $40 million revenue reduction for August and September related to the security threat and countervailing security measures. We began the quarter with unit revenue increases over ten percent. Although the revenue momentum has slowed, demand for low fares has continued and, overall, our revenue growth is healthy. Thus far in fourth quarter 2006, load factors and bookings remain solid, and year-over-year unit revenue growth is currently four to five percent. Although the increased security procedures created a substantial operating challenge, our operations were restored quickly back to normal with solid on-time performance. I am very grateful to and proud of our Employees, especially in Ground Operations, for their magnificent efforts and results.
“Our unit costs on an ‘economic’ basis increased 11.0 percent primarily due to higher jet fuel prices. Even with a $200 million third quarter 2006 cash gain from our fuel hedging position, our jet fuel costs per gallon increased over 60 percent from a year ago. We are 85 percent hedged (economic) for fourth quarter 2006, capped at an average crude-equivalent price of approximately $43 per barrel. Based on this hedge position and current market prices, we are currently forecasting our fourth quarter 2006 jet fuel costs per gallon (economic) to be in the $1.50 to $1.60 range. We are over 85 percent hedged for 2007 at approximately $49 per barrel; over 43 percent hedged in 2008 at approximately $44 per barrel; over 38 percent in 2009 at approximately $47 per barrel; about 17 percent in 2010 at approximately $63 per barrel; and have modest positions in 2011 and 2012.
“Excluding fuel, our third quarter 2006 unit costs were down compared with a year ago, which was an excellent performance. Based on current cost trends and the stringent efforts underway by our Employees, we expect our fourth quarter 2006 unit costs, excluding fuel, to decline from fourth quarter 2005’s 6.68 cents.
"We are very pleased with the initial Customer response to our new service at Washington Dulles International airport, which we commenced on October 5, 2006 with 12 daily nonstop departures to four cities: Chicago Midway, Las Vegas, Orlando, and Tampa Bay. With the implementation of the Wright Amendment Reform Act of 2006 this very week, we are also thrilled to offer Customers much lower fares to many new destinations to and from Dallas Love Field airport for the first time in our history. As of today, Customers can take advantage of one-stop (same plane) and connecting service to 25 new destinations from Love Field, and we look forward to adding additional destinations to meet Customer demand. I am hopeful this newfound freedom at Love Field will boost annual revenues upwards of $50 million.
"We have a number of developing and growing markets, and we are excited about our future growth opportunities. We have been actively exploring the used aircraft market for additional 2006 aircraft and acquired one 737-700 during third quarter. Additionally, we have signed an agreement to acquire another previously owned 737-700 aircraft, which will bring our total aircraft additions to 36 for this year. We also recently accelerated two Boeing 737-700 deliveries from 2008 to 2007, bringing our 2007 firm orders to 37.   We exercised one Boeing 737-700 option for 2008 delivery, bringing our 2008 firm orders and options to 29 and five, respectively.
"As a result of an annual survey conducted by Logistics Management magazine, Southwest Airlines Cargo was recognized with its 12th Quest for Quality Award, placing first in Ontime Performance, Value, Customer Service, and Equipment and Operations. Southwest’s overall score ranked first among all of the Air Carrier award winners. The credit goes to our superb Cargo, Ramp, and Operations Employees. We are very proud of them, indeed. This bodes well for Southwest, as we strive to replace revenue lost from the canceled U.S. Mail contract, with more commercial cargo business."
Southwest will discuss its third quarter 2006 results on a conference call at 11:30 a.m. Eastern Time today. A live broadcast of the conference call will be available at southwest.com.

Operating Results
Total operating revenues for third quarter 2006 increased 17.7 percent to $2.34 billion, compared to $1.99 billion for third quarter 2005. Revenue passenger miles (RPMs) increased 8.6 percent to 17.8 billion, as compared to an 8.8 percent increase in available seat miles (ASMs) to 23.8 billion, resulting in a third quarter load factor of 74.7 percent. Passenger revenue yield per RPM increased 8.8 percent to 12.71 cents from 11.68 cents in third quarter 2005. Freight and Other revenues increased 9.1 percent from the same period last year due to an increase in business partner income partially offset by the elimination of mail revenue resulting from the decision not to renew the Company's contract with the U.S. Postal Service, effective as of the end of second quarter 2006. Operating revenue yield per ASM (RASM) increased 8.2 percent to 9.85 cents from 9.10 cents in third quarter 2005.
Total third quarter 2006 operating expenses were $2.08 billion, compared to $1.74 billion in third quarter 2005. Operating expenses per ASM (CASM) for third quarter 2006 increased 9.8 percent to 8.75 cents, compared to 7.97 cents in third quarter 2005. CASM (economic) for third quarter 2006 increased 11.0 percent to 8.75 cents, compared to 7.88 cents for third quarter 2005 primarily due to significantly higher jet fuel costs. CASM, excluding fuel, for third quarter 2006 decreased 0.6 percent to 6.38 cents from last year’s 6.42 cents.
Operating income for third quarter 2006 was $261 million, an increase of 5.2 percent, compared to $248 million in third quarter 2005. Operating income (economic) decreased 2.6 percent in third quarter 2006 to $260 million from $267 million in third quarter 2005.
The $278 million swing in total other expenses (income) primarily resulted from $186 million in “other losses” recognized in third quarter 2006 versus $104 million in “other gains” recognized in third quarter 2005. In both periods, these “other (gains) losses” primarily resulted from noncash SFAS 133 items.
Net cash provided by operations for the nine months ended September 30, 2006 was $1.26 billion, which included a $270 million decrease in fuel hedge collateral deposits related to future periods. For the nine months ended September 30, 2006, capital expenditures were $1.05 billion, and the Company also repurchased $600 million of its common stock. The Company ended third quarter 2006 with $2.3 billion in cash and short-term investments, which includes $680 million in fuel hedge collateral deposits. In addition, the Company also had a fully available unsecured revolving credit line of $600 million. During fourth quarter 2006, the Company will repay approximately $470 million in debt.
Total operating revenues for the nine months ended September 30, 2006 increased 21.7 percent to $6.81 billion while total operating expenses increased 20.7 percent to $6.05 billion, resulting in operating income of $760 million, compared to $585 million for the nine-month period in 2005. Operating income (economic) was $802 million and $606 million, respectively, for the nine months ended September 30, 2006 and 2005. Net income for the nine-month period in 2006 was $442 million, or $.53 per diluted share, compared to $414 million, or $.52 per diluted share, for the same period last year. Excluding the impact of the unrealized SFAS 133 items relating primarily to future periods, net income for the nine months ended September 30, 2006 was $491 million, or $.59 per diluted share, compared to $344 million, or $.43 per diluted share, for the same period last year. Including the cash benefit of $557 million from fuel hedging gains, year-to-date jet fuel costs per gallon (economic) increased 54.2 percent from the same period in 2005.

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    This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Additional information concerning the factors which could cause actual results to differ materially from the forward-looking statements are contained in the Company’s periodic filings with the Securities and Exchange Commission, including without limitation, the Company's Annual Report on Form 10-K for the year ended 2005 and subsequent filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions except per share amounts)
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
			Percent			Percent
	2006	2005	Change	2006	2005	Change

OPERATING REVENUES:
Passenger	$2,258	$1,912	18.1	$6,558	$5,372	22.1
Freight	30	32	(6.3)	103	99	4.0
Other	54	45	20.0	149	125	19.2
Total operating revenues	2,342	1,989	17.7	6,810	5,596	21.7

OPERATING EXPENSES:
Salaries, wages, and benefits	771	712	8.3	2,273	2,056	10.6
Fuel and oil	563	337	67.1	1,581	947	66.9
Maintenance materials and repairs	117	116	0.9	341	334	2.1
Aircraft rentals	39	36	8.3	119	121	(1.7)
Landing fees and other rentals	128	118	8.5	374	345	8.4
Depreciation and amortization	131	121	8.3	381	348	9.5
Other operating expenses	332	301	10.3	981	860	14.1
Total operating expenses	2,081	1,741	19.5	6,050	5,011	20.7

OPERATING INCOME	261	248	5.2	760	585	29.9

OTHER EXPENSES (INCOME):
Interest expense	32	32	-	100	89	12.4
Capitalized interest	(12)	(10)	20.0	(38)	(28)	35.7
Interest income	(23)	(13)	76.9	(62)	(31)	100.0
Other (gains) losses, net	186	(104)	n.a.	71	(112)	n.a.
Total other expenses (income)	183	(95)	n.a.	71	(82)	n.a.

INCOME BEFORE INCOME TAXES	78	343	(77.3)	689	667	3.3
PROVISION FOR INCOME TAXES	30	133	(77.4)	247	253	(2.4)

NET INCOME	$48	$210	(77.1)	$442	$414	6.8

NET INCOME PER SHARE:
Basic	$ .06	$ .27		$ .56	$ .53
Diluted	$ .06	$ .26		$ .53	$ .52

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	789	789		796	786
Diluted	821	802		827	802

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2006	2005	Change	2006	2005	Change

Fuel and oil expense - unhedged	$764	$613		$2,096	$1,574
Less: Fuel hedge gains included in fuel and oil expense	(201)	(276)		(515)	(627)
GAAP fuel and oil expense, as reported	563	337	67.1	1,581	947	66.9
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	32	(22)		(3)	(26)
Add/(Deduct): Fuel contract impact recognized in earnings
in prior periods for contracts settling in the current period	(31)	3		(39)	5
Fuel and oil expense - economic basis	$564	$318	77.4	$1,539	$926	66.2

Operating income, as reported	$261	$248		$760	$585
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	(32)	22		3	26
Add/(Deduct): Fuel contract impact recognized in earnings
in prior periods for contracts settling in the current period	31	(3)		39	(5)
Operating income - economic fuel basis	$260	$267	(2.6)	$802	$606	32.3

Other (gains) losses, net, as reported	$186	$(104)		$71	$(112)
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	(123)	73		(18)	88
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	(18)	14		(22)	20
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	(32)	22		3	26
Other (gains) losses, net - economic fuel basis	$13	$5	n.a.	$34	$22	n.a.

Net income, as reported	$48	$210		$442	$414
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	123	(73)		18	(88)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	18	(14)		22	(20)
Add/(Deduct): Fuel contract impact recognized in earnings
in prior periods for contracts settling in the current period	31	(3)		39	(5)
Income tax impact of unrealized items	(66)	35		(30)	43
Net income - economic fuel basis	$154	$155	(0.6)	$491	$344	42.7

Net income per share, diluted, as reported	$.06	$.26		$.53	$.52
Add/(Deduct): Impact of fuel contracts, net of income taxes	.13	(.07)		.06	(.09)
Net income per share, diluted - economic fuel basis	$.19	$.19	-	$.59	$.43	37.2

Note regarding use of non-GAAP financial measures
The non-GAAP items referred to in this news release are provided as supplemental information, and should not be relied upon as alternative measures to
Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include items calculated by the Company on an "economic" basis, which excludes certain unrealized items that are recorded as a result of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended.
The unrealized items consist of gains or losses for derivative instruments that will settle in future accounting periods or gains or losses that have been recognized in prior period results, but which have settled in the current period. This includes ineffectiveness, as defined, for future period instruments and the change in market value for future period derivatives that no longer qualified for special hedge accounting, as defined in SFAS 133.

The Company's management utilizes both the GAAP and the non-GAAP results in this news release to evaluate the Company's performance and believes that comparative analysis of results can be enhanced by excluding the impact of the unrealized items. Management believes in certain cases, the Company's
GAAP results are not indicative of the Company's operating performance for the applicable period, nor should they be considered in developing trend analysis for future periods. In addition, since fuel expense is such a large part of the Company's operating costs and is subject to extreme volatility, the Company believes it is useful to provide investors with the Company's true economic cost of fuel for the periods presented, based on cash settlements from hedging activities including gains or losses recognized in prior periods, but excluding the unrealized impact of hedges that will settle in future periods.

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS
(unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2006	2005	Change		2006	2005	Change

Revenue passengers carried	21,558,982	20,637,620	4.5%		62,757,726	58,208,534	7.8%
Enplaned passengers	24,880,646	23,595,749	5.4%		72,202,988	66,154,155	9.1%
Revenue passenger miles (RPMs) (000s)	17,767,128	16,365,420	8.6%		50,891,473	45,083,739	12.9%
Available seat miles (ASMs) (000s)	23,784,615	21,853,579	8.8%		68,748,057	63,424,106	8.4%
Load factor	74.7%	74.9%	(0.2)	pts.	74.0%	71.1%	2.9	pts.
Average length of passenger haul (miles)	824	793	3.9%		811	775	4.6%
Average aircraft stage length (miles)	625	612	2.1%		620	605	2.5%
Trips flown	279,032	261,812	6.6%		812,428	769,262	5.6%
Average passenger fare	$104.75	$92.63	13.1%		$104.50	$92.30	13.2%
Passenger revenue yield per RPM (cents)	12.71	11.68	8.8%		12.89	11.92	8.1%
Operating revenue yield per ASM (cents)	9.85	9.10	8.2%		9.91	8.82	12.4%
Operating expenses per ASM (GAAP, in cents)	8.75	7.97	9.8%		8.80	7.90	11.4%
Operating expenses per ASM (economic, in cents)	8.75	7.88	11.0%		8.74	7.87	11.1%
Operating expenses per ASM, excluding fuel (cents)	6.38	6.42	(0.6)%		6.50	6.41	1.4%
Fuel costs per gallon, excluding fuel tax (unhedged)	$2.12	$1.84	15.2%		$2.03	$1.63	24.5%
Fuel costs per gallon, excluding fuel tax (GAAP)	$1.56	$1.01	54.5%		$1.53	$0.98	56.1%
Fuel costs per gallon, excluding fuel tax (economic)	$1.57	$0.95	65.3%		$1.48	$0.96	54.2%
Fuel consumed, in gallons (millions)	359	332	8.1%		1,032	961	7.4%
Number of Employees at period-end	32,144	31,382	2.4%		32,144	31,382	2.4%
Size of fleet at period-end	475	439	8.2%		475	439	8.2%

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	September 30,	December 31,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$1,947	$2,280
Short-term investments	354	251
Accounts and other receivables	266	258
Inventories of parts and supplies, at cost	181	150
Fuel hedge contracts	500	641
Prepaid expenses and other current assets	53	40
Total current assets	3,301	3,620

Property and equipment, at cost:
Flight equipment	11,567	10,592
Ground property and equipment	1,312	1,256
Deposits on flight equipment purchase contracts	636	660
	13,515	12,508
Less allowance for depreciation and amortization	3,640	3,296
	9,875	9,212
Other assets	911	1,171
	$14,087	$14,003

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$568	$524
Accrued liabilities	1,823	2,074
Air traffic liability	968	649
Current maturities of long-term debt	585	601
Total current liabilities	3,944	3,848

Long-term debt less current maturities	1,275	1,394
Deferred income taxes	1,834	1,681
Deferred gains from sale and leaseback of aircraft	124	136
Other deferred liabilities	286	269
Stockholders' equity:
Common stock	808	802
Capital in excess of par value	990	963
Retained earnings	4,369	4,018
Accumulated other comprehensive income	719	892
Treasury stock, at cost	(262)	-
Total stockholders' equity	6,624	6,675
	$14,087	$14,003

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48	$210	$442	$414
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	131	121	381	348
Deferred income taxes	24	130	238	247
Amortization of deferred gains on sale and
leaseback of aircraft	(4)	(4)	(12)	(12)
Share-based compensation expense	20	19	66	57
Excess tax benefits from share-based
compensation arrangements	(25)	(7)	(55)	(18)
Changes in certain assets and liabilities:
Accounts and other receivables	3	(42)	(29)	(85)
Other current assets	121	(83)	47	(93)
Accounts payable and accrued liabilities	(744)	216	(173)	1,006
Air traffic liability	10	28	319	246
Other	97	(12)	39	(23)
Net cash (used in) provided by operating activities	(319)	576	1,263	2,087

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(381)	(255)	(1,046)	(942)
Change in short-term investments, net	42	(185)	(103)	72
Payment for assets of ATA Airlines, Inc.	-	-	-	(6)
Proceeds from ATA Airlines, Inc. debtor in possession loan	-	-	20	-
Other investing activities, net	-	-	1	-
Net cash used in investing activities	(339)	(440)	(1,128)	(876)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long-term debt	-	-	-	300
Proceeds from Employee stock plans	90	21	226	58
Payments of long-term debt and capital lease obligations	(1)	(1)	(137)	(136)
Payments of cash dividends	(4)	(4)	(14)	(14)
Repurchase of common stock	(98)	-	(600)	(55)
Excess tax benefits from share-based
compensation arrangements	25	7	55	18
Other, net	1	-	2	(2)
Net cash provided by (used in) financing activities	13	23	(468)	169

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(645)	159	(333)	1,380
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,592	2,269	2,280	1,048

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,947	$2,428	$1,947	$2,428

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SOUTHWEST AIRLINES CO
737-700 DELIVERY SCHEDULE

	The Boeing Company
			Purchase	Previously
	Firm	Options	Rights	Owned		Total

2006	34			2	*	36	**
2007	37					37
2008	29	5				34
2009	18	18				36
2010	10	32				42
2011	10	30				40
2012	10	30				40
2008-2014	-	-	54			54
	148	115	54	2		319

* Acquired one 737-700 during third quarter 2006 and have signed an agreement to acquire an additional 737-700 during the fourth quarter 2006
**Includes thirty aircraft delivered in first nine months of 2006

***